EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (as from time to time amended in accordance with the provisions hereof, this "Agreement"), dated as of July 1, 1995, is made by and between FRANCIS D. JOHN, residing at 33 Penn Oak Trail, Newtown,
Pennsylvania 18940 (the "Executive") and KEY ENERGY GROUP, INC., a Maryland corporation with its principal offices at 257 Livingston Avenue, New Brunswick, New Jersey 08901 (the "Company").

                                    Recitals

     A. The Company desires to employ the services of the Executive as President and Chief Executive Officer of the Company for the period and upon the terms and conditions hereinafter set forth.

     B. The Executive desires to serve in such capacities for the period and upon the terms and conditions hereinafter set forth.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

1.       Employment; Term.

         (a) The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment by the Company, as the Company's President and Chief Executive Officer, such employment to commence as of July 1, 1995 (the "Commencement Date"), and to continue until the close of business on June 30, 1998, subject to extension as provided in this Section 1(a), unless sooner terminated in accordance herewith (the "Initial Employment Period"). On each June 30, commencing with June 30, 1998, the term of the Executive's employment hereunder shall be automatically extended for twelve (12) months unless either he or the Company shall have given written notice to the other that such automatic extension shall not occur, which notice shall have been given no later than thirty (30) days prior to the relevant June 30th (the Initial Employment Period, together with any extensions, until termination in accordance herewith, is referred to herein as the "Employment Period").

         (b) The Company also hereby agrees that the Executive shall serve as a director on the Board of Directors of the Company (the "Board"), and as a director and either the President or Chairman of the Board of Directors of each Subsidiary (as defined in Section 17 hereof), and the Executive hereby accepts such appointments.

         (c) The Executive shall have the responsibilities, duties and authority commensurate with his positions as the President and Chief Executive Officer of the Company, including without limitation the general supervision and control over, and responsibility for, the general management and operation of the Company and its Subsidiaries, subject, however, to the supervision of the Board insofar as such supervision is required by the Maryland General Corporation Law. The Executive will have the authority to employ and/or terminate the employment of any employee of the Company or any Subsidiary thereof as he deems necessary and appropriate, provided, however, that any terminations of employment of employees subject to an employment agreement providing for the payment of cash severance shall only be made at such times such that the severance obligations to which the Company becomes obligated as a result thereof do not, together with any previously incurred severance obligations at the time remaining unsatisfied, exceed the amount provided for in a severance budget to be established by the Executive from time to time and approved by the Board. Such responsibilities, duties and authority shall not be expanded or contracted without the express consent of the Executive. The Executive will report only to the Board.

         (d) The Executive will devote his full time and his best efforts to the business and affairs of the Company; provided, however, that nothing contained in this Section 1 shall be deemed to prevent or limit the Executive's right to:
(i) make  investments in the securities of any  publicly-owned  corporation;  or
(ii) make any other investments with respect to which he is not obligated or required to, and to which he does not in fact, devote substantial managerial efforts which materially interfere with his fulfillment of his duties hereunder; or (iii) to continue to serve on boards of directors on which he currently serves and to serve in such other positions with non-profit and for-profit organizations as to which the Board may from time to time consent, which consent shall not be unreasonably withheld or delayed.

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     (e) The principal  location at which the Executive  will perform his duties will be the Company's principal offices. The Company's principal offices may be transferred by the Executive or by the Board, with the Executive's consent. In the event of such a transfer, the Company will pay moving, temporary living and other reasonable expenses in connection with the Executive's relocation from his present primary residence to a location in proximity to the Company's principal offices.

2.       Salary; Bonuses; Expenses.

         (a) During the Employment Period, the Company will pay a salary to the Executive at the annual rate of Three Hundred Twenty-Five Thousand Dollars ($325,000) per year (the "Base Salary"), payable in substantially equal installments in accordance with the Company's existing payroll practices, but no less frequently than biweekly. The Company will review the Executive's Base Salary on a yearly basis promptly following the end of each fiscal year of the Company to determine if an increase is advisable, and the Base Salary may be increased (but not decreased) at the discretion of the Board, taking into account, among other factors, the Executive's performance and the performance of the Company.

         (b) The Executive shall receive, in recognition of and as compensation for (i) the successful reorganization of the Company in fiscal year 1993 under the leadership of the Executive, for which the Executive has not previously been awarded any bonus; and (ii) the financial performance of the Company in fiscal years 1993, 1994 and 1995, in each of which years the Company's actual results of operations substantially exceeded projections, a cash bonus in the amount of Two Hundred Fifty Thousand Dollars ($250,000), payable in four equal installments of $62,500 each, payable on (A) the execution and delivery of this Agreement, (B) January 1, 1996, (C) January 1, 1997, and (D) January 1, 1998; provided, however, that installments payable subsequent to the date of this Agreement shall bear interest at six percent (6%) per annum with interest to be paid at the time such installment is payable.

         (c) For each annual period commencing July 1, 1995, the Executive shall be eligible to participate in an incentive plan (the "Incentive Plan") for the Company's executives providing for the payment of cash bonuses, which plan will provide for the payment of bonuses based upon the achievement of goals set forth in the Company's strategic plan as developed by the Executive and the Board (the "Strategic Plan"), payable within ninety (90) days after the end of each fiscal year. The performance goals for the Incentive Plan will be based on objective criteria mutually negotiated and agreed upon in good faith in advance by the Executive and the Board. For the period commencing on July 1, 1995 and thereafter during the Employment Period, the Executive will be eligible to participate in the Incentive Plan, which will permit him to earn an annual bonus of up to thirty percent (30%) of his Base Salary provided goals set forth in the Incentive Plan are achieved. The Executive's aggregate annual bonus determined in accordance with this Section 2(c) is referred to herein as the "Annual Bonus."

         (d) The Executive shall also receive such bonuses other than pursuant to the Incentive Plan in such amounts and at such times as the Board in its discretion determines are appropriate to recognize extraordinary performance by the Executive or the Company, which would include without limitation the acquisition or sale of a division or divisions of the Company or of a Subsidiary or Subsidiaries, or of the Company.

         (e) The Executive shall be reimbursed by the Company for reasonable travel, lodging, meal and other expenses incurred by him in connection with performing his services hereunder in accordance with the Company's policies from time to time in effect. All air travel by the Executive may be in first class. Any bonus mileage will be returned to the Company for the Company's use.

3. Stock Options. As performance-based incentive compensation to the Executive in connection with his services to be rendered hereunder, the Company agrees as follows:

         (a) Subject to the approval by the stockholders of the Company of the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"), the Company has granted to the Executive:

                  (i) Options (the "350 Options") to acquire Three Hundred Fifty Thousand (350,000) shares of the Common Stock of the Company at an exercise price of $5.00 per share, which are fully vested as of the date of grant and exercisable at any time prior to July 1, 2005. The 350 Options have been granted pursuant to the Company's 1995 Stock Option Plan and pursuant to an agreement substantially in the form attached hereto as Exhibit A.

                  (ii) Options (the "150 Options" and, together with the 350 Options, the "Options") to acquire One Hundred Fifty Thousand (150,000) shares of the Common Stock of the Company at an exercise price of $5.00 per share, with such options to vest on the first date occurring on or after July 1, 1996 but prior to

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July 1, 1999 on which the fair market value (as defined in the form of agreement attached hereto as Exhibit B) of the Common Stock of the Company shall equal at least $9.50. The 150 Options shall be granted pursuant to the Company's 1995 Stock Option Plan and pursuant to an agreement substantially in the form attached hereto as Exhibit B. The 150 Options shall also vest as set forth in
Section 5(e) upon the occurrence of certain events and will be subject to the other terms set forth in Section 5(e).

         The Executive understands that the Company has terminated the Stock Grant Plan adopted by the Board on September 27, 1993 (the "1993 Stock Grant Plan"), and the Executive consents to the termination of the 1993 Stock Grant Plan and waives, releases and relinquishes any right he may have to receive any Common Stock of the Company pursuant to such Plan.

         (b) For each annual period commencing July 1, 1995, the Executive shall be eligible to participate in a stock option plan for the Company's executives providing for the granting of stock options under the 1995 Stock Option Plan. The performance goals for the grant of such options will be based on objective criteria mutually negotiated and agreed upon in good faith in advance by the Executive and the Board. The Executive's aggregate annual bonus determined in accordance with this Section 3(b) is referred to herein as the "Annual Stock Option Grant."

         (c) The Company agrees that it will use its best efforts to comply with the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as such rule shall be in effect from time to time, or with any successor provision to said rule("Rule 16b-3") such that in the event the Executive shall become subject to Section 16 (or a successor provision) of the 1934 Act with respect to shares of the Company's capital stock, the Executive shall be afforded the benefits of Rule 16b-3 with respect to such restricted stock or options, including without limitation providing for the grant of restricted stock or options pursuant to stock plans which comply with Rule 16b-3 and permit the terms of options contemplated by this Agreement.

         (d) The Company agrees, so long as the Company shall be subject to the reporting requirements of Section 13 or 15(d) (or any successor provision) of the 1934 Act (referred to herein as "1934 Act Registration"), it shall use its best efforts to cause to remain effective a registration statement on Form S-8 (or a successor form) within ninety (90) days of the date such 1934 Act Registration-becomes effective, and to maintain the effectiveness of such registration statement, such that any restricted stock or options (including but not limited to the Options) granted to the Executive and the purchase of shares by the Executive upon the exercise of any such options shall be registered under the Securities Act of 1933, as amended or any successor provision, and so long as he is an affiliate of the Company or if he shall have exercised any of such options in whole or in part prior to the effectiveness of such registration statement, to provide for and maintain the effectiveness of a corresponding resale prospectus on Form S-3 providing for the resale by the Executive of the shares so granted or purchased.

4. Benefit Plans; Vacations. In connection with the Executive's employment hereunder, he shall be entitled during the Employment Term (and thereafter to the extent provided in Section 5(f) hereof) to the following additional benefits:

         (a) At the Company's expense, such fringe benefits, including without limitation group medical and dental, life, executive life, accident and disability insurance and retirement plans and supplemental and excess retirement benefits, as the Company may provide from time to time for its senior management, but in any case, at least the benefits described on Schedule B hereto.

         (b) The Executive shall be entitled to no less than the number of vacation days in each calendar year determined in accordance with the Company's vacation policy as in effect from time to time, but not less than twenty (20) days in any calendar year (prorated in any calendar year during which he is employed hereunder for less than the entire year in accordance with the number of days in such calendar year in which he is so employed). The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

         (c) The Company shall lease an automobile for the Executive substantially similar to the automobile currently leased for the executive and shall pay all expenses, including but not limited to repair and maintenance, incurred by the Executive in connection with the use of the automobile during the Employment Term.

         (d) The Company will pay the reasonable fees for personal income tax return preparation and tax audit services as reasonably requested by the Executive, provided by certified public accountants and tax attorneys acceptable to him.

         (e) The Company shall pay the reasonable expenses of a home office for the Executive.

         (f) Nothing herein contained shall preclude the Executive, to the extent he is otherwise eligible, from participation in all group insurance programs or other fringe benefit plans which the Company may from time to time in its sole and absolute discretion make available generally to its personnel, or for personnel similarly situated, but the Company shall not be required to establish or maintain any such program or plan except as may be otherwise expressly provided herein.

         (g) The Company shall pay all membership costs, including without limitation all initiation and membership fees and expenses and all annual or other periodic fees, dues and costs, for the Executive to become and remain a member of one private country club, golf club, tennis club or similar club or association for business use selected by the Executive and approved by the Board, which approval shall not be unreasonably withheld or delayed.

5.       Termination, Change of Control and Reassignment of Duties.

         (a) Termination By Company. The Company shall have the right to terminate the Executive's employment under this Agreement for Cause (as defined below) at any time without obligation to make any further payments to the Executive hereunder. The Company shall have the right to terminate the Executive's employment for any reason other than for Cause only upon at least ninety (90) days prior written notice to him, except as otherwise provided in
Section 5(b), which Section shall apply in the event the Executive becomes unable to perform his obligations hereunder by reason of Disability (as defined below). In the event the Company terminates the Executive's employment hereunder for any reason other than for Cause or Disability, then for the purpose of effecting a transition during the ninety (90) day notice period of the management of the Company from the Executive to another person or persons, during such period the Company may reassign the Executive's duties hereunder to another person or other persons. Such reassignment shall not reduce the Company's obligations hereunder to make salary, bonus and other payments to the Executive and to provide other benefits to him during the remainder of his employment and following the termination of employment, including without limitation the use of his office and secretarial services during the remainder of his employment.

         As used in this Agreement, the term "Cause" shall mean: (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than (A) any such willful or continued failure resulting from his incapacity due to physical or mental illness or physical injury or (B) any such actual or anticipated failure after the issuance of a notice of termination by the Executive for Good Reason (as defined below), after demand for substantial performance is delivered by the Company to the Executive that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; or (iii) the conviction of a felony by a court of competent jurisdiction. For purposes of this paragraph, no act, or failure to act on the part of the Executive shall be considered "willful" unless done or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive's employment shall not be deemed to have been terminated for Cause unless (A) reasonable notice shall have been given to him setting forth in detail the reasons for the Company's intention to terminate for Cause, and if such termination is pursuant to clause (i) or (ii) above and any damage to the Company is curable, only if Executive has been provided a period of ten (10) business days from receipt of such notice to cease the actions or inactions, and he has not done so; (B) an opportunity shall have been provided for the Executive, together with his counsel, to be heard before the Board; and (C) if such termination is pursuant to clause (i) or (ii) above, delivery shall have been made to the Executive of a notice of termination from the Board finding that in the good faith opinion of a majority of the Board (excluding the Executive) he was guilty of conduct set forth in clause (i) or (ii) above, and specifying the particulars thereof in detail.

         (b) Termination upon Disability and Temporary Reassignment of Duties Due to Disability.

                  (i) If the Executive becomes totally and permanently disabled during the Employment Period so that he is unable to perform his obligations hereunder by reasons involving physical or mental illness or physical injury (A) for a period of ninety (90) consecutive days, or (B) for an aggregate of ninety
(90) days during any period of twelve (12) consecutive months ("Disability"), then the term of the Executive's employment hereunder may be terminated by the Board within sixty (60) days after the expiration of said ninety (90) day period (whether consecutive or in the aggregate, as the case may be), said termination to be effective ten (10) days after written notice to the Executive. In the event the Company shall give a notice of termination under this Section 5(b)(i), then the Company may reassign the Executive's duties hereunder to another person or other persons. Such reassignment shall not reduce the Company's obligations hereunder to make salary, bonus and other payments to the Executive and to provide other benefits to him, during the remainder of his employment and following the termination of employment.

                  (ii) During any period that the Executive is totally disabled such that he is unable to perform his obligations hereunder by reason involving physical or mental illness or physical injury, as determined by a physician chosen by the Company and reasonably acceptable to the Executive (or his legal representative), the Company may reassign the Executive's duties hereunder to another person or other persons, provided if the Executive shall again be able to perform his obligations hereunder, all such duties shall again be the Executive's duties. The cost of any examination by such physician shall be borne by the Company. Notwithstanding the foregoing, if the Executive has been unable to perform his obligations hereunder by reasons involving physical or mental illness or physical injury for a period of ninety (90) consecutive days or an aggregate of ninety (90) days during any period of twelve (12) consecutive months, then a determination by a physician of disability will not be required prior to any such reassignment. Any such reassignment shall not be a termination of employment and in no event shall such reassignment reduce the Company's obligations to make salary, bonus and other payments to the Executive and to provide other benefits to him under this Agreement during his employment or, if applicable, following a termination of employment.

         (c) Termination by Executive. The Executive's employment may be terminated by him, by giving written notice, to the Company as follows: (i) at any time by notice of at least thirty (30) days; (ii) at any time by notice for a Good Reason, effective upon giving such notice; (iii) at any time, if his health should become impaired, provided he has obtained a written statement from a qualified doctor to such effect, effective upon giving such notice; or (iv) at any time following but prior to the first anniversary of a Change of Control (as defined below), effective upon giving such notice. In the event of a termination by the Executive of his employment, the Company may reassign the Executive's duties hereunder to another person or other persons.

         As used herein, a "Good Reason" shall mean any of the following:

                  (A) Failure to be nominated by the Board for election to the Board at any time such nominations are made, or failure of the stockholders of the Company to elect the

         Executive to the Board, or failure of the Board to elect the Executive as President and Chief Executive Officer of the Company, or failure to be nominated by the Board of Directors of any Subsidiary for election to such Board of Directors at any time such nominations are made, or failure of the stockholders of any Subsidiary to elect the Executive to the Board of Directors of such Subsidiary, or failure of the Board of Directors of any Subsidiary to elect the Executive as President or Chairman of the Subsidiary, or removal from the Board, the Board of Directors of a Subsidiary or any such office of the Company or of a Subsidiary, provided that such failure or removal is not in connection with a termination of the Executive's employment hereunder for Cause in accordance with Section 5(a) and provided further that any notice of termination hereunder shall be given by the Executive within ninety
         (90) days of such failure or removal;

                  (B) Material change by the Company in the Executive's authority, functions, duties or responsibilities as President and Chief Executive Officer of the Company (including without limitation material changes in the control or structure of the Company) which would cause his position with the Company to become of less responsibility, importance, scope or dignity than his position as of the Commencement Date, provided that (I) such material change is not in connection with a termination of Executive's employment hereunder for Cause in accordance with Section 5(a), (II) such material change is not made in accordance with Section 5(a) following a termination of Executive's employment by the Company other than for Cause or Disability, (III) such material change is not made in accordance with Section 5(b) pertaining to disability, including without limitation the time period restrictions applicable thereunder, and (IV) any notice of termination hereunder shall be given by him within ninety (90) days of when he becomes aware of such change; or

                  (C)  Failure by the Company to comply  with any  provision  of
         Section 1, 2, 3, 4 or 8 of this Agreement, which has not been cured within fifteen (15) days after notice of such noncompliance has been given by the Executive to the Company, provided any notice of termination hereunder shall be given by the Executive within ninety
         (90) days after the end of such fifteen (15) day period;

                  (D) Failure by the Company to obtain an assumption of this Agreement by a successor in accordance with Section 14 unless payment or provision for payment and provision for continuation of benefits under this Agreement have been made in a manner permitted by Section 5; and

                  (E) Any purported termination by the Company of the Executive's employment which is not effected in accordance with the terms of this Agreement, including without limitation pursuant to a notice of termination not satisfying the requirements set forth herein (and for purposes of this Agreement no such purported termination by the Company shall be effective), which has not been cured within ten
         (10) days after notice of such nonconformance has been given by the Executive to the Company, provided any notice of termination hereunder shall be given by the Executive within thirty (30) days of receipt of notice of such purported termination.

         As used herein, a "Change of Control" means that any of the following events has occurred:

                  (I) Any person (as defined in Section 3(a)(9) of the 1934 Act (or any successor provision), other than the Company, is the beneficial owner directly or indirectly of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the 1934 Act (or any successor provision), or otherwise becomes entitled to vote more than twenty-five percent (25%) of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company, or in any event such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

                  (II) If the Company is subject to the  reporting  requirements of Section 13 or 15(d) (or any successor provision) of the 1934 Act, any person (as defined in Section 3(a)(9) of the 1934 Act), other than the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire Common Stock of the Company (or securities convertible into or exchangeable for or exercisable for Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the 1934 Act (or any successor provision) or such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

                  (III) The stockholders or the Board shall have approved any consolidation or merger of the Company in which (1) the Company is not the continuing or surviving corporation unless such merger is with a Subsidiary at least eighty percent (80%) of the Voting Power of which is held by the Company or (2) pursuant to which the holders of the Company's shares of Common Stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least a majority of the Voting Power of the Company or such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

                  (IV) The stockholders or the Board shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

                  (V) Upon the election of one or more new directors of the Company, a majority of the directors holding office, including the newly elected directors, were not nominated as candidates by a majority of the directors in office immediately before such election.

                  As used in this definition of Change of Control, "Common Stock" means the Common Stock, or if changed, the capital stock of the Company as it shall be constituted from time to time entitling the holders thereof to share generally in the distribution of all assets available for distribution to the Company's stockholders after the distribution to any holders of capital stock with preferential rights.

         (d)      Severance Compensation.

                  (i) Termination for Good Reason or Other than for Cause. In the event the Executive's employment hereunder is terminated (A) by the Executive or by the Company (or its successors) following a Change of Control, or (B) by the Executive for a Good Reason or (C) by the Company other than for Cause (including without limitation in the event the Company elects at any time not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section 1(a) hereof), the Executive shall be entitled, in addition to the other compensation and benefits herein provided for, to severance compensation in an aggregate amount equal to the product of (I) three
(3) times (II) his Base Salary at the rate in effect on the termination date, payable in thirty-six (36) substantially equal monthly installments commencing at the end of the calendar month in which the termination date occurs; provided, however, that if the Executive's employment is terminated following a Change of Control or is terminated by the Company other than for Cause in anticipation of a Change of Control, such severance compensation shall be paid in one lump sum on the date of such termination.

                  (ii) Termination Following Disability. In the event the Executive's employment should be terminated by the Company as a result of Disability in accordance with Section 5(b) hereof, then the Executive shall be entitled, in addition to the other compensation and benefits herein provided for, to severance compensation in an aggregate amount equal to the product of
(A) three (3) times (B) his Base Salary at the rate in effect on the termination date, payable in thirty-six (36) substantially equal monthly installments commencing at the end of the calendar month in which the termination date occurs, reduced by the amount of any disability insurance proceeds actually paid to the Executive or for his benefit during the said time period.

         (e)       Effect of Termination or Change of Control upon Equity
Compensation.

                  (i) In the event the Executive's employment hereunder is terminated by the Company for any reason other than for Cause (including without limitation an election by the Company not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section 1(a) hereof), or in the event the Executive should terminate his employment for Good Reason, then unless the provisions of Section 5(e)(iv) hereof shall apply, any restricted stock or unexpired options (including without limitation the Options) held by the Executive entitling the Executive to purchase securities of the Company shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, vest and/or be exercisable for an exercise period of at least twelve (12) months following such termination date or such longer period as set forth in the pertinent option agreement.

                  (ii) In the event the Executive's employment hereunder is terminated by the Company for Cause, then effective upon the date such termination is effective, any restricted stock or options (including without limitation the 150 Options) not previously vested shall be forfeited, unless there shall be a contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted.

                  (iii) In the event of the Executive's death while employed or in the event the Executive's employment should terminate as a result of Disability, then, unless the provisions of Section 5(e)(iv) hereof shall apply, any restricted stock or unexpired options (including without limitation the Options) held by the Executive entitling the Executive to purchase securities of the Company shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, vest and/or be exercisable for an exercise period of at least twelve (12) months following such termination date or such longer period as set forth in the pertinent option agreement.

                  (iv) In the event of a Change of Control while the Executive is employed, then as of the date immediately prior to the date such Change of Control shall occur, any restricted stock or options (including without limitation the Options) held by the Executive entitling the Executive to purchase securities of the Company, which restricted stock or options are subject to vesting, shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, become fully vested and any such options shall become exercisable as of such date and shall remain exercisable during the respective terms of such options, unless his employment shall sooner terminate. In the event of any termination of his employment following the date an option becomes fully exercisable in accordance with the terms of this Section 5(e)(iv), then the applicable exercise period shall be at least twelve (12) months following the date of termination or such longer period as set forth in the pertinent option agreement.

         (f) Continuation of Benefits, etc. (i) Subject to the Section 5(f)(ii) hereof, in the event the Executive's employment hereunder is terminated by the Executive for a Good Reason or by the Company other than for Cause (including without limitation in the event the Company elects not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section 1(a) hereof):

                  (A) The Executive shall continue to be entitled to the benefits that the Executive was receiving or to which the Executive was entitled as of the date immediately preceding the applicable termination date pursuant to Section 4 hereof at the Company's expense for a period of time following the termination date ending on the first to occur of (I) the third anniversary of the termination date or (II) the date on which the Executive commences full-time employment by another employer, but only if and to the extent the Executive is eligible to receive through such other employer benefits which are at least equivalent on an aggregate basis to those benefits the Executive was receiving or to which the Executive was entitled under Section 4 hereof as of immediately preceding the applicable termination date. If because of limitations required by third parties or imposed by law, the Executive cannot be provided such benefits through the Company's plans, then the Company will provide the Executive with substantially equivalent benefits, on an aggregate basis, at the Company's expense. For purposes of the determination of any benefits which require a particular period of employment by the Company and/or the attainment of a particular age while employed by the Company in order to be payable, the Executive shall be treated as having continued in the employment of the Company during such period of time as the Executive is entitled to receive benefits under this
         Section 5(f). At such time as the Company is no longer required to provide the Executive with life and/or disability insurance, as the case may be, the Executive shall be entitled at the Executive's expense to convert such life and disability insurance, as the case may be, except if and to the extent such conversion is not available from the provider of such insurance.

                  (B) The Executive shall be entitled, at the Company's expense for a period of time following the termination date ending on the first to occur of (A) the third anniversary of the termination date or (B) the date on which the Executive commences full-time employment by another employer or becomes self-employed on a full-time basis, to office space located within ten (10) miles of the principal offices of the Company and secretarial services substantially commensurate with the office space and secretarial services furnished by the Company to the Executive prior to the termination date, and to be furnished executive job search and employment services by an executive employment firm of national reputation selected by the Executive and approved by the Board, which approval shall not be unreasonably withheld or delayed.

                  (ii) In the event the Executive's employment is terminated following a Change of Control or is terminated by the Company other than for Cause in anticipation of a Change of

Control, the Company shall pay to the Executive, in lieu of providing the benefits contemplated by Section 5(f)(i) above, an amount in cash equal to the aggregate reasonable expenses that the Company would incur if it were to provide such benefits for a period of time following the termination date ending on the third anniversary of the termination date, which amount shall be paid in one lump sum on the date of such termination.

         (g) Accrued Compensation. In the event of any termination of the Executive's employment for any reason, the Executive (or his estate) shall be paid such portion of his Base Salary and bonuses as has accrued (including without limitation as provided below) by virtue of his employment during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within ten (10) days of the termination date. The amount due to the Executive (or his estate) under this Section 5(g) in payment of any bonus, including without limitation the Annual Bonus and/or Annual Stock Option Grant, shall be a proportionate amount of the bonus that would next be payable to him and would otherwise have been due to the Executive if such termination had not occurred and such bonus had been fully earned, and which proportion shall be based on the number of elapsed days in the applicable bonus period prior to the termination date and in which the termination date occurs.

         (h) Resignation. If the Executive's employment hereunder shall be terminated by him or by the Company in accordance with the terms set forth herein, then effective upon the date such termination is effective, he will be deemed to have resigned from all positions as an officer and Director of the Company and of any of its Subsidiaries, except as the parties (or with respect to positions with a Subsidiary, the Executive and the Subsidiary) may otherwise agree.

6. Limitation on Competition. During the Employment Period, and for such period thereafter as the Executive is entitled to receive severance compensation under this Agreement, in the event of termination of the Executive's employment hereunder for any reason other than (a) following a Change of Control, or (b) by the Executive for a Good Reason or (c) by the Company other than for Cause (including without limitation in the event the Company elects at any time not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section 1(a) hereof), (i) the Executive shall not, directly or indirectly, without the prior written consent of the Board, participate or engage in, whether as a director, officer, employee, advisor, consultant, stockholder, partner, joint venturer, owner or in any other capacity, any business engaged in the business of furnishing oilfield services or the drilling, production or sale of natural gas or crude oil (a "Competing Enterprise"), provided, however, that the Executive shall not be deemed to be participating or engaging in any such business solely by virtue of his ownership of not more than five percent of any class of stock or other securities which is publicly traded on a national securities exchange or in a recognized over-the-counter market; and (ii) the Executive shall not, directly or indirectly, solicit, raid, entice or otherwise induce any employee of the Company or any of its Subsidiaries to be employed by a Competing Enterprise.

7. Enforceability. If any provision of this Agreement shall be deemed invalid or unenforceable as written, this Agreement shall be construed, to the greatest extent possible, or modified, to the extent allowable by law, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be a part thereof. No invalidity or unenforceability of any provision contained herein shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

8. Legal Expenses. The Company shall pay the Executive's reasonable fees for legal and tax advice and other related expenses associated with the negotiation and completion of this Agreement. The Company shall also pay the Executive's reasonable fees for legal and other related expenses associated with any disputes arising hereunder or under the stock option agreements referred to herein if either a court of competent jurisdiction shall render a final judgement in favor of the Executive on the issues in such dispute, from which there is no further right of appeal. If it shall be determined in such judicial adjudication or arbitration that the Executive is successful on some of the issues in such dispute, but not all, then the Executive shall be entitled to receive a portion of such legal fees and other expenses as shall be appropriately prorated.

9. Notices. All notices which the Company is required or permitted to give to the Executive shall be given by registered or certified mail or overnight courier, with a receipt obtained, addressed to the Executive at the address referred to above, or at such other place as the Executive may from time to time designate in writing, or by personal delivery, and to counsel for the Executive as may be requested in writing by the Executive from time to time. All notices which the Executive is required or permitted to give to the Company shall be given by registered or certified mail or overnight courier, with a receipt obtained, addressed to the Company at the address set forth above, or at such other address as the Company may from time to time designate in writing, or by personal delivery, and to counsel for the Company as may be requested in writing by the Company. A notice will be deemed given upon the mailing thereof or delivery to an overnight courier for delivery the next business day, except for a notice of a change of address, which will not be effective until receipt, and except as otherwise provided in Section 5(a).

10. Waivers. No waiver by either party of any breach or nonperformance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

11. Headings; Other Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, as the context may require, the singular includes the plural and the singular, the masculine gender includes both male and female reference, the word "or" is used in the inclusive sense and the words "including", "includes", and "included" shall not be limiting.

12. Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

13. Agreement Complete; Amendments. This Agreement, together with the Indemnification Agreement, the stock option agreements referred to herein and the 1995 Stock Option Plan, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may not be amended, supplemented, cancelled or discharged except by a written instrument executed by both of the parties hereto, provided, however, that the immediately foregoing provision shall not prohibit the termination of rights and obligations under this Agreement which termination is made in accordance with the terms of this Agreement.

14. Benefit and Binding Nature/Nonassignability. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto. This Agreement and the rights and obligations hereunder are personal to the Company and the Executive and are not assignable or transferable to any other person, firm or corporation without the consent of the other party, except as contemplated hereby; provided, however, in the event of the merger or consolidation of the Company, whether or not the Company is the surviving or resulting corporation, the transfer of all or substantially all of the assets of the Company, or the voluntary or involuntary dissolution of the Company, then the surviving or resulting corporation or the transferee or transferees of the Company's assets shall be bound by this Agreement and the Company shall take all actions necessary to insure that such corporation, transferee or transferees are bound by the provisions of this Agreement, and provided, further, this Agreement shall inure to the benefit of the Executive's estate, heirs, executors, administrators, personal and legal representatives, distributees, devisees, and legatees. Notwithstanding the foregoing provisions of this Section 15, the Company shall not be required to take all actions necessary to insure that a transferee or transferees of the Company's assets are bound by the provisions of this Agreement and such transferee or transferees of the Company's shall not be bound by the obligations of the Company under this Agreement if the Company shall have (a) paid to the Executive or made provision satisfactory to the Executive for payment to him of all amounts which are or may become payable to him hereunder in accordance with the terms hereof and (b) made provision satisfactory to the Executive for the continuance of all benefits required to be provided to him in accordance with the terms hereof.

15. Governing Law. This Agreement will be governed and construed in accordance with the law of Maryland applicable to agreements made and to be performed entirely within such state, without giving effect to the conflicts of laws principles thereof.

16. Survival. The provisions of Sections 3, 5(d), (e), (f), (g) and (h), 6, 7 and 8 hereof, and any restricted stock or stock option agreement entered into pursuant to Section 3 hereof or during the Executive's employment hereunder shall survive the termination of the Executive's employment as continuing and separate agreements between the parties.

17. Subsidiaries. As used herein, the term "Subsidiaries" shall mean all corporations a majority of the capital stock of which entitling the holder thereof to vote is owned by the Company or a Subsidiary.

18. Interpretation. The Company and the Executive each acknowledge and agree that this Agreement has been reviewed and negotiated by such party and its or his counsel, who have contributed to its revision, and the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    KEY ENERGY GROUP, INC.


                                    By:/s/ Morton Wolkowitz
                                       Name: Morton Wolkowitz
                                       Title: Chairman Compensation Committee
                                              Co-Chairman of Board of Directors

                                    /s/ Francis D. John
                                    FRANCIS D. JOHN

                                   SCHEDULE B

Company Paid Coverages

         1.       Life Insurance
                           $1,500,000 without a physical exam, payable to beneficiary designated by the Executive. $1,000,000, payable to the Company.

         2.       Business Travel Accident Insurance
                           Death and dismemberment  benefits up to $500,000 with
                           twenty-four   hour   business  and  pleasure   travel
                           coverage.

         3.       Long Term Disability Insurance
                           Salary continuation benefit for total disability. Benefit commences with ninetieth day of disability and continues to a maximum of age sixty-five. Annual maximum benefit shall be 60% of base salary and bonus compensation.

         4.       Medical and Dental Plan
                           Comprehensive medical and dental plans subject to annual deductible not to exceed $1,000 and providing for an annual physical.

         5.       Director and Officer Liability Insurance